EXHIBIT 99.1

TAYLOR CAPITAL GROUP, INC. BOARD OF DIRECTORS

DECLARES QUARTERLY DIVIDENDS

Rosemont, IL - March 9, 2007 - The Board of Directors of Taylor Capital Group, Inc. (NASDAQ: TAYC) approved a cash dividend of $0.10 per share on its common stock, payable on April 5, 2007 for stockholders of record as of March 26, 2007.

In addition, a cash dividend of $0.609375 per share of trust preferred securities issued by TAYC Capital Trust I is payable on April 2, 2007 to stockholders of record as of March 30, 2007.

The Board of Directors also established Thursday, June 7, 2007 as the date of the Company's Annual Meeting of Shareholders.

About Taylor Capital Group

Taylor Capital Group, Inc. is a $3.4 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and mid-sized businesses.  Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

# # #

Contact:

For Taylor Capital Group, Inc.

Ilene Stevens, Investor Relations

(847-653-7731)